                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 22, 2004


                      AMERICAN ORIENTAL BIOENGINEERING INC.
                      -------------------------------------
               (Exact Name of Registrant as Specified in Charter)


           NEVADA                        0-29015                84-0605867
           ------                       --------                ----------
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
      of Incorporation)                                   Identification Number)


No. 308 Xuefu Road, Nangang District, Harbin, China, 150086
------------------------------------------------------------    -----------
          (Address of Principal Executive Offices)               (Zip Code)


     Registrant's telephone number, including area code: (86) 451 8666 6601
                                                         ------------------

       -------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                       SECTION 2 -- FINANCIAL INFORMATION

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         As used in this report, "we", "us", "our" or "AOBO" refer to American Oriental Bioengineering, Inc., a Nevada corporation.

         As disclosed on our current reports on Form 8-K filed with the Commission on June 9, 2004 and on September 14, 2004, we signed a legally binding letter of intent on May 26, 2004 and subsequent Purchase Agreement on September 8, 2004 to acquire Heilongjiang Songhuajiang Pharmaceutical Limited ("HSPL"). On November 22, 2004 the board of directors of AOBO ("Board") determined that the closing procedures as stipulated in the Purchase Agreement have been completed. All the required legal procedures with relevant Chinese Government regulatory and audit procedures have been completed and the title ownership of HSPL has been passed to AOBO.

         The registrant hereby filed attached financial statements and exhibits as incorporated in Item 9.01 as the amendment to our filing of Form 8-K current report dated November 22, 2004.


                 SECTION 9 -- FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.

                  Audited financial statements of Heilongjiang Songhuajiang Pharmaceutical Limited as of and for the years ended December 31, 2003 and 2002.

         (b)      Pro Forma Financial Information.

                  Unaudited Pro Forma Combined Condensed Balance Sheets of American Oriental Bioengineering, Inc. and subsidiaries and Heilongjiang Songhuajiang Pharmaceutical Limited at September 30, 2004 and December 31, 2003.

                  Unaudited Pro Forma Combined Condensed Statements of Income of American Oriental Bioengineering, Inc. and Heilongjiang Songhuajiang Pharmaceutical Limited for the year ended December 31, 2003 and for the nine months ended September 30, 2004.

                  Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

         (c)      Exhibits.

                  NIL

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           AMERICAN ORIENTAL BIOENGINEERING INC.



Date:  February __, 2005                   By:   /s/ Shujun Liu
                                                 -------------------------------
                                                 Shujun Liu, Chairman and
                                                 Chief Executive Officer

            HEILONGJIANG SONGHUAJIANG PHARMACEUTICAL COMPANY LIMITED
                              FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

            HEILONGJIANG SONGHUAJIANG PHARMACEUTICAL COMPANY LIMITED


                                    CONTENTS
                                    --------


PAGE         1       REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE         2       BALANCE SHEETS AS OF DECEMBER 31, 2003 AND 2002

PAGE         3       STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                     FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

PAGE         4       STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY FOR THE YEARS
                     ENDED DECEMBER 31, 2003 AND 2002

PAGE         5       STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
                     DECEMBER 31, 2003 AND 2002

PAGES        6-17    NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER
                     31, 2003 AND 2002

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------



To the Board of Directors and Shareholder of Heilongjiang Songhuajiang Pharmaceutical Company Limited

We have audited the accompanying balance sheets of Heilongjiang Songhuajiang Pharmaceutical Company Limited (the "Company") as of December 31, 2003 and 2002 and the related statements of operations and comprehensive income (loss), changes in shareholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heilongjiang Songhuajiang Pharmaceutical Company Limited as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



Weinberg & Company, P.A.


Boca Raton, Florida
January 5, 2005

                  HEILONGJIANG SONGHUAJIANG PHARMACEUTICAL COMPANY LIMITED
                                       BALANCE SHEETS
                              AS OF DECEMBER 31, 2003 AND 2002
                              --------------------------------


                                           ASSETS
                                           ------

                                                                  2003             2002
                                                              ------------     ------------
CURRENT ASSETS
  Cash and cash equivalents                                   $    39,614      $   136,697
  Restricted cash                                                  51,684               --
  Accounts receivable, net of allowance of $405,272 as of
     December 31, 2003 and 2002                                 1,490,604          915,459
  Inventories                                                   1,937,606        1,844,936
  Advances to suppliers                                           190,580           65,710
  Due from related parties                                      1,247,783          830,151
  Other receivables                                                 8,928            7,834
                                                              ------------     ------------
      Total Current Assets                                      4,966,799        3,800,787

PROPERTY, PLANT AND EQUIPMENT, NET                              2,477,479        2,794,112

DUE FROM RELATED PARTIES                                               --          897,138
                                                              ------------     ------------

     TOTAL ASSETS                                             $ 7,444,278      $ 7,492,037
                                                              ============     ============

                           LIABILITIES AND SHAREHOLDER'S EQUITY
                           ------------------------------------

CURRENT LIABILITIES
  Accounts payable                                            $ 2,210,972      $ 1,814,309
  Accrued expenses                                                507,929          472,379
  Taxes payable                                                   497,304          148,109
  Customer deposits                                               266,947           68,020
  Due to related parties                                               --           51,699
  Due to shareholder                                            2,431,428        3,563,807
                                                              ------------     ------------
      Total current liabilities                                 5,914,580        6,118,323
                                                              ------------     ------------

DEFERRED TAX PAYABLE                                               95,901           43,742
                                                              ------------     ------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDER'S EQUITY
  Registered capital                                            3,623,232        3,623,232
  Additional paid-in capital                                      689,623          689,623
  Reserve fund                                                      1,176            1,176
  Accumulated deficit                                          (2,881,641)      (2,985,273)
  Accumulated other comprehensive income                            1,407            1,214
                                                              -----------      -----------
       Total Shareholder's Equity                               1,433,797        1,329,972
                                                              ------------     ------------

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                    $ 7,444,278      $ 7,492,037
                                                              ============     ============


                    See accompanying notes to the financial statements.

                                       2

            HEILONGJIANG SONGHUAJIANG PHARMACEUTICAL COMPANY LIMITED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                 ----------------------------------------------


                                                      2003              2002
                                                  ------------      ------------

REVENUES                                          $ 2,511,975       $ 1,769,231

COST OF GOODS SOLD                                 (1,576,307)       (2,119,994)
                                                  ------------      ------------

GROSS PROFIT (LOSS)                                   935,668          (350,763)

Selling and Distribution Expenses                     167,467           117,733

General and Administrative Expenses                   246,709           412,788
                                                  ------------      ------------

Income (Loss) from Operations                         521,492          (881,284)

OTHER INCOME                                           16,891               409

INTEREST INCOME, NET                                      531               299

OTHER EXPENSE, NET                                    (32,279)             (819)
                                                  ------------      ------------

INCOME (LOSS) BEFORE INCOME TAXES                     506,635          (881,395)

INCOME TAXES                                          403,003           151,739
                                                  ------------      ------------

NET INCOME (LOSS)                                     103,632        (1,033,134)

FOREIGN CURRENCY TRANSLATION GAIN (LOSS)                  193              (239)
                                                  ------------      ------------

COMPREHENSIVE INCOME (LOSS)                       $   103,825       $(1,033,373)
---------------------------                       ============      ============


               See accompanying notes to the financial statements.

                                      HEILONGJIANG SONGHUAJIANG PHARMACEUTICAL COMPANY LIMITED
                                            STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
                                           FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                                           ----------------------------------------------


                                                                                                       Accumulated
                                                       Additional                                         Other
                                       Registered       Paid-in                       Accumulated     Comprehensive
                                        Capital         Capital       Reserve Fund      Deficit           Income           Total
                                      ------------    ------------    ------------    ------------     ------------     ------------

BALANCE AT JANUARY 1, 2002            $ 3,623,232     $   689,623     $     1,176     $(1,952,139)     $     1,453      $ 2,363,345
--------------------------

  Net loss                                     --              --              --      (1,033,134)              --       (1,033,134)

  Foreign currency translation loss            --              --              --              --             (239)            (239)
                                      ------------    ------------    ------------    ------------     ------------     ------------


BALANCE AT DECEMBER 31, 2002            3,623,232         689,623           1,176      (2,985,273)           1,214        1,329,972
----------------------------

  Net income                                   --              --              --         103,632               --          103,632

  Foreign currency translation gain            --              --              --              --              193              193
                                      ------------    ------------    ------------    ------------     ------------     ------------


BALANCE AT DECEMBER 31, 2003          $ 3,623,232     $   689,623     $     1,176     $(2,881,641)     $     1,407      $ 1,433,797
----------------------------          ============    ============    ============    ============     ============     ============


                                         See accompanying notes to the financial statements.

                                                                  4

                HEILONGJIANG SONGHUAJIANG PHARMACEUTICAL COMPANY LIMITED
                                STATEMENTS OF CASH FLOWS
                     FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                     ----------------------------------------------


                                                               2003             2002
                                                           ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Income (loss)                                     $   103,632      $(1,033,134)
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
     Depreciation                                              525,051          461,567
     Bad debt provision                                             --          198,716
     Deferred tax                                               52,159               --

Changes in operating assets and liabilities:
(Increase) Decrease In:
     Accounts receivable                                      (617,431)        (984,586)
     Inventories                                               (92,670)        (322,715)
     Advance to suppliers                                     (124,871)         (62,182)
     Other receivables                                          (1,092)       2,579,181
     Restricted cash                                           (51,684)              --

Increase (Decrease) In:
     Accounts payable                                          396,663          499,561
     Accrued expenses                                           35,550          166,780
     Customer deposit                                          198,926           68,020
     Taxes payable                                             349,195          152,620
                                                           ------------     ------------
     Net cash provided by operating activities                 773,428        1,723,828
                                                           ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property, plant and equipment               (166,132)            (710)
     Due from related parties                                  479,506       (5,228,554)
                                                           ------------     ------------
     Net cash used in investing activities                     313,374       (5,229,264)
                                                           ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Repayment to related parties                              (51,699)              --
     (Repayment to) borrowings from shareholder             (1,132,379)       3,615,506
                                                           ------------     ------------
     Net cash used in financing activities                  (1,184,078)       3,615,506
                                                           ------------     ------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS           (97,276)         110,070
     Effect of exchange rate changes on cash                       193             (239)
     Cash and cash equivalents, at beginning of year           136,697           26,866
                                                           ------------     ------------

CASH AND CASH EQUIVALENTS, END OF YEAR                     $    39,614      $   136,697
--------------------------------------                     ============     ============

SUPPLEMENTARY CASH FLOW INFORMATION
     Interest paid                                         $        --      $        --
                                                           ============     ============
     Income taxes paid                                     $    (1,585)     $    (3,625)
                                                           ============     ============

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES

In 2003, $42,286 of accounts receivable was exchanged for a motor vehicle with the same net book value

In 2003 and 2002, $1,933,344 and $1,130,168, respectively, of raw materials were received from various suppliers in exchange for finished goods in the same amount.

                   See accompanying notes to the financial statements.

                                            5

            HEILONGJIANG SONGHUAJIANG PHARMACEUTICAL COMPANY LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                 ----------------------------------------------


1.       ORGANIZATION AND PRINCIPAL ACTIVITIES

         Songhuajiang Pharmaceutical Company Limited ("the Company") was incorporated on July 30, 1998 as a state owned company under the law of the People's Republic of China ("PRC").

         The principal activities of the Company are the manufacture and distribution of pharmaceutical products. The products are distributed to China markets.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      Economic and Political Risks

                  The Company faces a number of risks and challenges since its operation is in PRC and its primary market is in the PRC.

         (b)      Property, Plant and Equipment

                  Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives are as follows:

                           Building                       40 years
                           Machinery                      10 years
                           Motor vehicles                  5 years
                           Office equipment                5 years

                  The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

         (c)      Impairment of Long-lived Assets

                  The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. The recoverability of assets to be held and used is determined by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

            HEILONGJIANG SONGHUAJIANG PHARMACEUTICAL COMPANY LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                 ----------------------------------------------


2.       SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

         (d)      Inventories

                  Inventories consisting of raw materials, work-in-progress and finished goods are stated at the lower of weighted average cost or market value. Finished goods are comprised of direct materials, direct labor and an appropriate proportion of overhead costs.

         (e)      Trade Receivables

                  Trade receivables are recognized and carried at the original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection is no longer probable. As of December 31, 2003 and 2002, the allowance for uncollectible amount was $405,272 and $405,272, respectively.

         (f)      Restricted Cash

                  As of December 31, 2003, the Company has outstanding litigation due to an unsettled balance of $106,880 for equipment purchased by the Company. The court has ordered the Company's bank to restrict $51,684 pending the result of the litigation. The Company has recorded the unsettled balance of $106,880 as accounts payable and $51,684 as restricted cash.

         (g)      Cash and Cash Equivalents

                  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company does not maintain any bank accounts in the United States of America.

         (h)      Fair Value of Financial Instruments

                  The Company's financial instruments include cash and cash equivalents, restricted cash, accounts receivable, advances to suppliers, other receivable, due from related parties, accounts payable, accrued expenses, customer deposits, due to related parties and shareholder. Management has estimated that the carrying amount approximates fair value due to their short-term nature.

         (i)      Revenue Recognition

                  Revenue represents the invoiced value of goods sold which is recognized upon the delivery of the goods to and acceptance by customers.

            HEILONGJIANG SONGHUAJIANG PHARMACEUTICAL COMPANY LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                 ----------------------------------------------


2.       SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

         (j)      Shipping and Handling

                  The Company does not receive revenue for shipping and handling from customers. Shipping and handling expenses incurred by the Company amounted to $9,396 and $6,542 for the years ended December 31, 2003 and 2002, respectively, and are included in selling and distribution expenses in the accompanying statements of operations.

         (k)      Advertisement Costs

                  Advertising costs are expensed as incurred or when the advertising takes place. The advertisement expenses incurred by the Company amounted to $9,920 and $12,668 for the years ended December 31, 2003 and 2002, respectively, and are included in selling and distribution expenses in the accompanying statements of operations.

         (l)      Retirement Benefits

                  Retirement benefits in the form of contributions under defined contribution retirement plans are charged to the statements of operations as incurred.

         (m)      Foreign Currency Translation

                  The accompanying consolidated financial statements are presented in United States dollars (US$). The functional currency of the Company is the Renminbi (RMB). The consolidated financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

                                                               2003       2002
                                                             --------   --------
                     Year end RMB : US$ exchange rate         8.2767     8.2773
                     Average yearly RMB : US$ exchange rate   8.2770     8.2770

                  The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

            HEILONGJIANG SONGHUAJIANG PHARMACEUTICAL COMPANY LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                 ----------------------------------------------


2.       SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

         (n)      Use of Estimates

                  The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

         (o)      Comprehensive Income

                  Comprehensive income includes all changes in equity except those resulting from investments by owners and distributions to owners. The Company's only current component of comprehensive income is foreign currency translation adjustment.

         (p)      Non-Monetary Transaction

                  In the normal course of operations, and in accordance with industry custom, the Company trades its inventories with some of its customers and suppliers. These transactions are recorded at fair market value or relative market value, when fair market value is not available. Gains or losses are recognized for the difference between the book value of the assets given up and the fair market value or relative market value of the assets traded in.

                  When the assets traded in are considered held for re-sale, the cost method is used to record these transactions. No gain or loss is recognized for the assets traded in.

                  During 2003 and 2002, the Company received $1,933,344 and $1,130,168, respectively of raw materials from various suppliers in exchange for finished goods in same amount. The Company believes that all raw materials will be used for future production. Thus, all materials received are valued based on cost method and no gain or loss has been charged to the operation in 2003 and 2002.

                  During 2003, the Company received a motor vehicle with a relative market value of $42,286, which is included in property, plant and equipment, for settlement of the outstanding balance of account receivable of the same amount.

            HEILONGJIANG SONGHUAJIANG PHARMACEUTICAL COMPANY LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                 ----------------------------------------------


2.       SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

         (q)      Recent Accounting Pronouncements

                  In January 2003, (as revised in December 2003) Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, "Consolidation of Variable Interest Entities", an interpretation of Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements". Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through other interest that will absorb some or all of the expected losses of the entity; (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entities activities through voting rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

                  Interpretation No. 46, as revised, also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary.

                  Interpretation No. 46, as revised, applies to small business issuers no later than the end of the first reporting period that ends after December 15, 2004. This effective date includes those entities to which Interpretation 46 had previously been applied. However, prior to the required application of Interpretation No. 46, a public entity that is a small business issuer shall apply Interpretation 46 or this Interpretation to those entities that are considered to be special-purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003.

                  Interpretation No. 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated.

            HEILONGJIANG SONGHUAJIANG PHARMACEUTICAL COMPANY LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                 ----------------------------------------------


2.       SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

         (q)      Recent Accounting Pronouncements (Continued)

                  In April 2003, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for contracts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

                  In May 2003, the FASB issued SFAS No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

                  SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

                  Most of the provisions of Statement 150 are consistent with the existing definition of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this Statement are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares.

                  This Statement shall be effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2004.

            HEILONGJIANG SONGHUAJIANG PHARMACEUTICAL COMPANY LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                 ----------------------------------------------


2.       SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

         (q)      Recent Accounting Pronouncements (Continued)

                  In March 2004, the U.S. Securities and Exchange Commission's Office of the Chief Accountant and the Division of Corporate Finance released Staff Accounting bulletin ("SAB") No. 105, "Loan Commitments Accounted for as Derivative Instruments". This bulletin contains specific guidance on the inputs to a valuation-recognition model to measure loan commitments accounted for at fair value, and requires that fair-value measurement include only differences between the guaranteed interest rate in the loan commitment and market interest rate, excluding any expected future cash flows related to the customer relationship or loan servicing. In addition, SAB 105 requires the disclosure of the accounting policy for loan commitments, and any associated hedging strategies. SAB 105 is effective for derivative instruments entered into subsequent to March 31, 2004 and should also be applied to existing instruments as appropriate.

                  In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets, an Amendment of APB No. 29 ". This statement amends APB Opinion No. 29, "Accounting for Non-monetary Transactions". Earlier guidance had been based on the principle that exchanges of non-monetary assets should be based on the fair value of the assets exchanged and ABP No. 29 included certain exceptions to this principle. However, FASB 153 eliminated the specific exceptions for non-monetary assets that do not have commercial and economic substance. A non-monetary exchange has commercial substance only if the future cash flows of the entity is expected to change significantly as a result of the exchange. This state is effective for non-monetary exchanges occurring in the fiscal periods beginning after June 15, 2005.

                  In December 2004, the FASB issued a revised SFAS No. 123, Accounting for Stock-Based Compensation, which supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees, and its related implementation guidance". This statement requires a public entity to recognize and measure the cost of employee services it receives in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). These costs will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). This statement also establishes the standards for the accounting treatment of these share-based payment transactions in which an entity exchanges its equity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement shall be effective the first interim or annual reporting period that begins after December 15, 2005 for share-business issuers and non-public companies

                  The implementations of the above pronouncements are not expected to have a material effect on the Company's financial statements.

            HEILONGJIANG SONGHUAJIANG PHARMACEUTICAL COMPANY LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                 ----------------------------------------------


3.       INVENTORIES

         Inventories consist of the following as of December 31:

                                                       2003             2002
                                                  -------------    -------------

               Raw materials                      $    778,806     $    450,348
               Work-in-progress                         23,763               --
               Finished goods                        1,135,037        1,394,588
                                                  -------------    -------------
                                                  $  1,937,606     $  1,844,936
                                                  =============    =============

4.       DUE FROM RELATED PARTIES

                                                                                            DECEMBER 31,
                                                                                  ----------------------------------
            RELATED PARTY                     RELATIONSHIP                             2003               2002
            -------------                     ------------                        ---------------    ---------------
            CURRENT
            -------
            Qitai Pharmaceutical Co.          Subsidiary of "CTMJV", the          $    1,231,538     $      830,151
            ("QPC")                           shareholder of the Company

            Dongtai Pharmaceutical Co.        Subsidiary of "CTMJV", the                  12,534                 --
            ("DPC")                           shareholder of the Company

            Chengtai Pharmaceutical Co.       Subsidiary of "CTMJV", the                   3,711                 --
            ("CPC")                           shareholder of the Company
                                                                                  ---------------    ---------------
                                                                                  $    1,247,783     $      830,151
                                                                                  ===============    ===============

            NON-CURRENT
            -----------
            Qitai Pharmaceutical Co.          Subsidiary of "CTMJV", the          $           --     $      893,427
            ("QPC")                           shareholder of the Company

            Chengtai Pharmaceutical Co.       Subsidiary of "CTMJV", the                      --              3,711
            ("CPC")                           shareholder of the Company
                                                                                  ---------------    ---------------
                                                                                  $           --     $      897,138
                                                                                  ===============    ===============

         All the amounts due from related parties are unsecured, interest free, and have no fixed repayment terms.

         The Company had sales to "QPC" in 2003 and 2002 amounting to $132,167 and $329,076, respectively. In 2003, the Company had purchases of raw materials from "QPC" amounting to $1,837.

         In 2003, the Company had sales to "DPC" in the amount of $42,986.

            HEILONGJIANG SONGHUAJIANG PHARMACEUTICAL COMPANY LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                 ----------------------------------------------


6.       PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment consist of the following as of December
         31:

                                                          2003           2002
                                                      -----------    -----------
               At cost:
                 Building                             $  740,147     $  740,093
                 Machinery                             4,595,618      4,429,552
                 Office equipment                        134,839        134,827
                 Motor vehicles                           42,286             --
                                                      -----------    -----------
                                                       5,512,890      5,304,472
                                                      -----------    -----------
               Less : Accumulated depreciation
                 Building                                 91,896         73,387
                 Machinery                             2,809,446      2,310,949
                 Office equipment                        129,840        126,024
                 Motor vehicles                            4,229             --
                                                      -----------    -----------
                                                       3,035,411      2,510,360
                                                      -----------    -----------

               Property, plant and equipment, net     $2,477,479     $2,794,112
                                                      ===========    ===========

         Depreciation expense for the years ended 2003 and 2002 was $525,051 and $461,567, respectively.

         The land that the Company's building is on is owned by the Chinese Government. In October 2004, the Company obtained a 50 years land use right for the land from the Government.

         The building was registered in name of Chinese Traditional Medicine Joint-venture Co., Ltd, the shareholder of the Company as of December 31, 2003 and December 31, 2002. The registration of the building is in the process of being transferred to American Oriental Bioengineering, Inc. (See Note 10).

         The building is pledged as collateral for bank loans granted to the shareholder by the Industrial and Commercial Bank of China at December 31, 2003 and December 31, 2002.


7.       INCOME TAXES

         (a)      Corporation Income Tax ("CIT")

                  In accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%.

                  Income tax expense for the years ended December 31, 2003 and 2002 is summarized as follows:

            HEILONGJIANG SONGHUAJIANG PHARMACEUTICAL COMPANY LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                 ----------------------------------------------


7.       INCOME TAXES (CONTINUED)

                                                       2003             2002
                                                  -------------    -------------

               Current:
                 CIT                              $    350,844     $    151,739
               Deferred:
                 CIT                                    52,159               --
                                                  -------------    -------------

               Income Tax Expense                 $    403,003     $    151,739
                                                  =============    =============

         The Company's tax expense differs from the "expected" tax expense for the years ended December 31, 2003 and 2002 (computed by applying the CIT rate of 33 percent to income before tax) as follows:

                                                              2003               2002
                                                         --------------     --------------
               Computed "expected" expense (benefit)     $     167,190      $    (290,860)
               Temporary differences:
                 Depreciation                                   54,140             73,795
                 Revenue recognition                           253,521            159,817
                 Bad debt provision                             (1,162)            65,360
                 Other costs not yet deducted                  (70,938)           141,211
               Permanent differences                               252              2,416
                                                         --------------     --------------

               Income Tax Expense                        $     403,003      $     151,739
                                                         ==============     ==============

         The tax effects of temporary differences that give rise to the Company's net deferred tax liability as of December 31, 2002 and 2003 are as follows:

                                                      2003             2002
                                                  ------------     ------------
               Deferred tax assets:
               Depreciation                       $   534,895      $   480,755
               Revenue recognition                    407,289          153,768
               Bad debt provision                     132,040          133,202
               Other cost not yet deducted            315,976          386,914
                                                  ------------     ------------
                                                    1,390,200        1,154,639
               Less: Valuation allowance           (1,390,200)      (1,154,639)
                                                  ------------     ------------
               Deferred tax assets                         --               --
                                                  ------------     ------------

               Deferred tax liabilities:
               Other revenue not yet taxable          (95,901)         (43,742)
                                                  ------------     ------------
               Total deferred tax liabilities         (95,901)         (43,742)
                                                  ------------     ------------

               Net deferred tax liabilities       $   (95,901)     $   (43,742)
                                                  ============     ============

            HEILONGJIANG SONGHUAJIANG PHARMACEUTICAL COMPANY LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                 ----------------------------------------------


7.       INCOME TAXES (CONTINUED)

         (b)      Value added tax ("VAT")

                  In accordance with the relevant taxation laws in the PRC, the VAT rate for export sales is 0% and domestic sales is 17%. VAT is levied at 17% on the invoiced value of sales and is payable by the purchaser. The Company is required to remit the VAT it collects to the tax authority, but may deduct therefrom the VAT it has paid on eligible purchases.


8.       DUE TO SHAREHOLDER

         The amount due to shareholder, Chinese Traditional Medicine Joint-venture Co., Ltd. ("CTMJV") is unsecured, interest free, and has no fixed repayment terms.

         In 2003, the Company had sales to "CTMJV" of $754,127 and purchases of machinery amounting to $89,639.

         In 2002, the Company had purchases of raw material from "CTMJV" of $17,413.

         As of December 31, 2003 and 2002, the Company has pledged its building with a net book value of $646,483and $664,892, respectively, as collateral to Industrial and Commercial Bank of China for bank loans granted to "CTMJV".


9.       DUE TO RELATED PARTIES

                                                                                             DECEMBER 31,
                                                                                  ----------------------------------
            RELATED PARTY                     RELATIONSHIP                             2003               2002
            -------------                     ------------                        ---------------    ---------------
            Dongtai Pharmaceutical Co.        Subsidiary of "CTMJV", the                      --             25,120
                                              shareholder of the Company

            Chengtai Pharmaceutical Co.       Subsidiary of "CTMJV", the                      --             26,579
                                              shareholder of the Company
                                                                                  ---------------    ---------------
                                                                                  $           --     $       51,699
                                                                                  ===============    ===============

         The amounts due to related parties were unsecured, interest free, and had no fixed repayment terms.

            HEILONGJIANG SONGHUAJIANG PHARMACEUTICAL COMPANY LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                 ----------------------------------------------


10.      SUBSEQUENT EVENT

         On October 12, 2004, the shareholder of the Company, CTMJV, completed a share transfer agreement with American Oriental Bioengineering Inc. ("AOBO"). Pursuant to the terms of the share transfer agreement dated September 8, 2004, CTMJV transferred its 100% interest in the Company to AOBO for $7,229,000 in cash. This transaction will be treated as a business acquisition by AOBO and accounted for as a business combination under SFAS No. 141.

                     AMERICAN ORIENTAL BIOENGINEERING, INC.


                         PRO FORMA FINANCIAL STATEMENTS


Unaudited Pro Forma Combined Condensed Balance Sheets of American Oriental Bioengineering, Inc. and subsidiaries and Heilongjiang Songhuajiang Pharmaceutical Limited at of September 30, 2004.

Unaudited Pro Forma Combined Condensed Statements of Income of American Oriental Bioengineering, Inc. and subsidiaries and Heilongjiang Songhuajiang Pharmaceutical Limited for the nine months ended September 30, 2004.

Notes to September 30, 2004 Unaudited Pro Forma Combined Condensed Financial Statements.

Unaudited Pro Forma Combined Condensed Statements of Income of American Oriental Bioengineering, Inc. and Heilongjiang Songhuajiang Pharmaceutical Limited for the Year Ended December 31, 2003.

PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


         The accompanying unaudited pro forma combined condensed financial statements are based upon the historical condensed balance sheets and condensed statements of operations of American Oriental Bioengineering, Inc. and subsidiaries ("AOBO" or the "Company") and Heilongjiang Songhuajiang Pharmaceutical Company Limited ("HSPL" or the "Acquiree"). The unaudited pro forma combined condensed balance sheet has been prepared as if the acquisition occurred on September 30, 2004. The unaudited pro forma combined condensed statements of income for the year ended December 31, 2003 and for the nine months ended September 30, 2004 have been prepared as if the acquisition had occurred on January 1, 2003 and January 1, 2004, respectively. The statements are based on accounting for the business acquisition under purchase accounting. The pro forma information may not be indicative of the results that actually would have occurred if the merger had been in effect from and on the dates indicated or which may be obtained in the future.

                                      AMERICAN ORIENTAL BIOENGINEERING, INC. AND SUBSIDIARIES
                                        UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                                      AS OF SEPTEMBER 30, 2004


                                                               ASSETS
                                                               ------

                                                                        AOBO             HSPL           PRO FORMA        PRO FORMA
                                                                     HISTORICAL       HISTORICAL       ADJUSTMENTS       COMBINED
                                                                    ------------     ------------      ------------     ------------
CURRENT ASSETS
  Cash and cash equivalents                                         $ 2,214,039      $   158,033                --      $ 2,372,072
  Trade receivable, net                                               3,533,872        2,008,951                --        5,542,823
  Other receivable                                                      425,511           11,099                --          436,610
  Inventories                                                         4,495,426        2,605,033                --        7,100,459
  Prepayments for goods                                                 321,081          740,840                --        1,061,921
  Advances to employees and related parties                             123,283        1,255,207                --        1,378,490
  Deferred taxes                                                         78,439               --                --           78,439
  Deferred merger costs                                                   8,335               --                --            8,335
  Deferred consulting expenses                                        1,937,243               --                --        1,937,243
  Goodwill                                                                   --               --         5,785,119 (2)    5,785,119
                                                                    ------------     ------------      ------------     ------------
  TOTAL CURRENT ASSETS                                               13,137,229        6,779,163         5,785,119       25,701,511
                                                                    ------------     ------------      ------------     ------------

PROPERTY, PLANT AND EQUIPMENT, NET                                    6,903,876        2,106,520                --        9,010,396

LAND USE RIGHT, NET                                                          --               --                --               --

DEPOSIT FOR MACHINERY                                                   388,898               --                --          388,898

DEPOSIT FOR LEASEHOLD IMPROVEMENT                                       386,000               --                --          386,000

DEPOSIT FOR ACQUISITION                                               7,228,916               --        (7,228,916)(1)           --

OTHER ASSETS, NET                                                       566,446               --                --          566,446

                                                                    ------------     ------------      ------------     ------------
TOTAL ASSET                                                         $28,611,365      $ 8,885,683       $(1,443,797)     $36,053,251
                                                                    ============     ============      ============     ============

CURRENT LIABILITIES
  Accounts payable and accrued expenses                             $ 1,497,581      $ 3,592,411                --      $ 5,089,992
  Prepayments for materials                                             231,998          333,949                --          565,947
  Bank loans                                                          1,445,783               --                --        1,445,783
  Taxes payable                                                         444,365          533,075                --          977,440
  Obligation under finance leases within one year                         7,069               --                --            7,069
  Payable to related party                                               92,426           29,318                --          121,744
  Payable to shareholder                                                     --        2,424,602               --         2,424,602

                                                                    ------------     ------------      ------------     ------------
  TOTAL CURRENT LIABILITIES                                           3,719,222        6,913,355                --       10,632,577
                                                                    ------------     ------------      ------------     ------------

LONG-TERM LIABILITIES
  Deferred tax liablility                                                    --           95,631                --           95,631
  Obligation under finance leases                                        21,638               --                --           21,638
                                                                    ------------     ------------      ------------     ------------

TOTAL LIABILITIES                                                     3,740,860        7,008,986                --       10,749,846
                                                                    ------------     ------------      ------------     ------------

SHAREHOLDERS' EQUITY
  Preferred stock, $0.001 par value; 2,000,000 shares
  authorized; 1,000,000 shares issued or outstanding
  at September 30, 2004 and December 31,2003 respectively                 1,000               --                --            1,000

  Common stock, $0.001 par value, 60,000,000 shares
  authorized: 33,631,827 and 32,725,827 shares and outstanding
  at September 30, 2004 and December 31, 2003, respectively              33,632        3,614,458        (3,614,458)(2)       33,632

  Additional paid-in capital                                         11,399,038          688,860          (199,275)(2)   11,888,623
  Retained earnings
    Restricted portion                                                  534,177               --                --          534,177
    Unrestricted portion                                             12,902,658       (2,426,621)        2,369,936 (2)   12,845,973

                                                                    ------------     ------------      ------------     ------------

TOTAL SHAREHOLDERS' EQUITY                                           24,870,505        1,876,697        (1,443,797)      25,303,405
                                                                    ------------     ------------      ------------     ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                          $28,611,365      $ 8,885,683       $(1,443,797)     $36,053,251
                                                                    ============     ============      ============     ============


                                                                 20

                                   AMERICAN ORIENTAL BIOENGINEERING, INC. AND SUBSIDIARIES
                                 UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                                  AS OF SEPTEMBER 30, 2004


                                                        AOBO              HSPL            PRO FORMA           PRO FORMA
                                                     HISTORICAL        HISTORICAL         ADJUSTMENT          COMBINED
                                                   -------------      -------------      -------------      -------------
SALES                                              $ 19,283,134       $  2,905,441                 --       $ 22,188,575

COST OF SALES                                         6,098,743          2,089,636                 --          8,188,379

                                                   -------------      -------------      -------------      -------------
GROSS PROFIT                                         13,184,391            815,805                 --         14,000,196

SELLING AND ADMINISTRATIVE EXPENSE                    1,537,631             99,152                 --          1,636,783

ADVERTISING                                           2,336,006                 --                 --          2,336,006

GENERAL AND ADMINISTRATIVE EXPENSES                   2,757,745            239,395                 --          2,997,140

MERGER COSTS                                             24,999                 --                 --             24,999

DEPRECIATION AND AMORTIZATION                           436,674                 --                 --            436,674

                                                   -------------      -------------      -------------      -------------
INCOME FROM OPERATIONS                                6,091,336            477,258                 --          6,568,594

INTEREST, NET                                           (71,485)             7,713            (56,685)(3)       (120,457)

OTHER INCOME / (EXPENSES)                                83,376               (880)                --             82,496

                                                   -------------      -------------      -------------      -------------
INCOME BEFORE INCOME TAXES                            6,103,227            484,091            (56,685)         6,530,633

INCOME TAXES                                          1,094,394             37,167                 --          1,131,561

                                                   -------------      -------------      -------------      -------------
NET INCOME                                         $  5,008,833       $    446,924       $    (56,685)      $  5,399,072
                                                   =============      =============      =============      =============

NET INCOME PER SHARE
    BASIC                                          $       0.15                                             $       0.16
    DILUTED                                        $       0.15                                             $       0.16

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
    BASIC                                            33,073,499                                               33,073,499
    DILUTED                                          33,097,224                                               33,097,224


                                                             21

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

         (1)      To apply the deposit for the acquisition.

         (2) To eliminate the equity of the Acquiree and the reduction in retained earnings of AOBO as a result of the reduction in interest income associated with the loan to HSPL that was applied to the purchase price. Goodwill is calculated based on the acquisition consideration less the net asset value of the Acquiree.

         (3) To reflect the reduction of interest income associated with a $2.4 million loan from AOBO to HSPL that was applied against the purchase price.


                                       22